Monaker Group, Inc. 8-K

Exhibit 99.1

MONAKER GROUP ENTERS INTO AGREEMENT
TO ACQUIRE TECHNOLOGY LEADER HOTPLAY AND 33%
INTEREST IN AXION VENTURES, INC.

Combined Entity to Engage Consumers Worldwide Through Digital Advertising, Gaming and Travel Platforms

WESTON, FL – July 23, 2020 – Monaker Group, Inc. (NASDAQ: MKGI) (the “Company”), a technology leader in the travel and vacation rental markets, today announced it has entered into binding definitive share exchange agreements (the “Agreements”) relating to the proposed acquisition of 100% of the outstanding shares of HotPlay Enterprise Limited (a private British Virgin Islands Company) from the shareholders of such entity for a majority stake in the Company. The Company will also acquire shares and certain loans of Axion Ventures, Inc. (Axion) from related shareholders of HotPLay who also control a minority interest in Axion and have provided a majority of the credit to Axion. Under the terms of the Agreements, upon the closing thereof, the shareholders of HotPlay will become the majority shareholders of the Company following the closings, with the HotPlay shareholders receiving 67.8% of the Company’s post-closing capitalization as a result of the merger of HotPLay, which shall include at least US $15 million in cash available for the expansion the Company. Current stockholders of the Company will hold 17.4% of the Company’s post-closing capitalization of the Company unless more than US $15 million is provided by HotPlay pursuant to the merger.

Upon the closing, the Company and HotPlay would become a combined public entity under Monaker Group, with HotPlay’s shareholders, at the end of the process, becoming the Company’s largest stakeholders with a controlling interest in the combined public company and the transaction resulting in a change of control of the Company.

A condition to closing the Agreements is that HotPlay contributes $15 million in funding at closing (less amounts loaned to the Company prior to closing, as discussed below), a portion of which is planned to be available to the Company to be used to enhance its Alternative Lodging Rental (ALR) and NextTrip platforms, as well as fund its marketing budgets, retire existing debts, and provide excess capital for use in the event of a more prolonged travel business recovery due to Covid-19.

HotPlay is a revolutionary in-game advertising (“IGA”) company, which shall leverage proprietary Artificial Intelligence and harmonizing engagement between businesses and consumers. For the most part, in-game advertising is conducted by intermediate display ads and interstitials which games most likely ignore; however, the HotPlay technology seamlessly integrates native ads into games and enables client brands to insert non-intrusive and interactive digital coupons, redeemable through both online and offline channels. Brands can even track the conversion funnel from viewers to actual sales in real-time. Additionally, HotPlay helps game developers generate additional revenue streams by monetizing in-game real estate through advertising without compromising the integrity of the game. Hotplay has concluded contracts with a major retail POS platform and has and is in the process of licensing its Ad Tech to multiple video game developers, allowing advertisers to potentially address 27.8 million gamers in Thailand alone. Case studies demonstrated giving gamers real world value, in the form of promotional coupons, helps gamers retention rates. HotPlay and is signing agreements to roll out the platform in several more countries in southeast Asia.

Upon closing, the Company shall become a significant stakeholder in of Axion Ventures Inc. which is a majority owner of Axion Games Limited (“Axion Games”) and True Axion Games in Thailand. Axion Games, founded in 2006 and formerly known as Epic Games China, is an independent AAA game development studio and game publisher. Axion’s strength includes high production value - top-notch quality content developed by a team with a history of deep involvement in many record-breaking games including several famous titles from Epic Games. Axion's latest large-scale PC title, Rising Fire, was a Tencent’s headline shooting game in 2018. Axion Games’ expertise and capabilities are extremely well-regarded among global industry players, and it has played a crucial role in developing content for multiple AAA titles all over the world. Axion Ventures Inc. is in the process of releasing several games in 2020 and 2021 through established publishing relationships with major publishers globally.

Through the acquisitions, the Company plans to transition from a solely travel based company, to a travel company with gaming and in-game advertising company, with the goal of engaging consumers through digital advertising, gaming and travel platforms. We also contemplate these acquisitions enhancing the Monaker Booking Engine and NextTrip and Maupintour travel offerings through increased technology capabilities - including the adoption of artificial intelligence and blockchain - and access to additional technology talent in those areas to further revolutionize the Monaker travel brands.

“We are thrilled with this opportunity to join forces with such large multi-national players,” said Bill Kerby, Vice Chairman & CEO of Monaker Group, who continued, "The acquisition of HotPlay and the minority ownership in Axion will represent a tremendous addition for our stakeholders and will position Monaker as a diversified global company that monetizes engaging, connective platform technologies. We anticipate greater visibility and therefore success of Monaker’s travel brand upon the closing of the transactions, in addition to the contributions from what will be two new divisions of the company, (i) gaming and (ii) in-game advertising. Gaming and in-game advertising (IGA) are booming and the IGA application for travel advertising is expected to be substantial.”

The parties have executed definitive agreements with a closing expected in the third quarter or early fourth quarter of 2020. Included in the HotPlay Agreement is the commitment by certain shareholders of HotPlay to loan Monaker Group $1,000,000 on or before August 31, 2020 and to continue making $1,000,000 loans on September 30, 2020, and each month thereafter through closing. The closing of the transactions contemplated by the Agreements is subject to various closing conditions, consents and requirements. No assurances can be made that the parties will successfully consummate the transactions contemplated by the Agreements on the terms or timeframe currently contemplated, or at all. The transaction and combination are subject to regulatory review and shareholder approvals, as well as other customary conditions. Additional information regarding the Agreements, the terms thereof, and the transactions contemplated in connection therewith, are available in the Company’s Current Report on Form 8-K which was filed today with the Securities and Exchange Commission and is available at www.sec.gov.

About Monaker Group

Monaker Group, Inc., is a technology-driven company focused on delivering innovation to the alternative lodging rental (ALR) market. The proprietary Monaker Booking (MBE) provides access to more than 2.6 million instantly bookable vacation rental homes, villas, chalets, apartments, condos, resort residences, and castles. MBE offers travel distributors and agencies an industry first: a customizable, instant-booking platform for alternative lodging rental. For more about Monaker Group, visit www.monakergroup.com and follow on twitter @MonakerGroup

Forward-Looking Statements

Certain of the matters discussed in this communication which are not statements of historical fact constitute forward-looking statements that involve a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the parties to close the share exchange agreements on the terms set forth in, and pursuant to the required timing set forth in, the share exchange agreements, if at all; the occurrence of any event, change or other circumstances that could give rise to the right of one or all of HotPlay, the HotPlay shareholders, Axion, the Axion shareholders, the Axion creditors or the Company (collectively, the “Share Exchange Parties”) to terminate the share exchange agreements; the effect of such terminations; the outcome of any legal proceedings that may be instituted against Share Exchange Parties or their respective directors; the ability to obtain regulatory and other approvals and meet other closing conditions to the share exchange agreements on a timely basis or at all, including the risk that regulatory and other approvals required for the share exchange agreements are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the combined company or the expected benefits of the transaction; the ability to obtain approval by the Company’s stockholders on the expected schedule of the transactions contemplated by the share exchange agreements; difficulties and delays in integrating HotPlay’s and the Company’s businesses; prevailing economic, market, regulatory or business conditions, or changes in such conditions, negatively affecting the parties; risks associated with COVID-19 and the global response thereto; risks that the transactions disrupt the Company’s or HotPlay’s current plans and operations; failing to fully realize anticipated cost savings and other anticipated benefits of the share exchange agreements when expected or at all; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the share exchange agreements; the ability of HotPlay and the Company to retain and hire key personnel; the diversion of management’s attention from ongoing business operations; uncertainty as to the long-term value of the common stock of the combined company following the share exchange agreements; the significant dilution which will be created to ownership interests of the Company in connection with the closing of the share exchange agreements; the continued availability of capital and financing following the share exchange agreements; the business, economic and political conditions in the markets in which Share Exchange Parties operate; and the fact that the Company’s reported earnings and financial position may be adversely affected by tax and other factors.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly filed reports, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended February 29, 2020 and its Quarterly Report on Form 10-Q for the quarter ended May 31, 2020.

The Company cautions that the foregoing list of important factors is not complete, and does not undertake to update any forward-looking statements except as required by applicable law. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of any Share Exchange Parties are expressly qualified in their entirety by the cautionary statements referenced above.

Additional Information and Where to Find It

In connection with the proposed share exchange agreements, the Company will file with the SEC a proxy statement to seek stockholder approval for the share exchange agreements and the issuance of shares of common stock pursuant thereto and in connection therewith, which, when finalized, will be sent to the stockholders of the Company seeking their approval of the respective transaction-related proposals. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED SHARE EXCHANGE AGREEMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, HOTPLAY, AXION AND THE PROPOSED SHARE EXCHANGES.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at its website, www.monakergroup.com. Documents filed with the SEC by the Company will be available free of charge by accessing the Company’s website at www.monakergroup.com under the heading “Stock Info” or, alternatively, by directing a request by mail, email or telephone to Monaker Group, Inc. at 2893 Executive Park Drive, Suite 201, Weston, Florida 33331; info@monakergroup.com; or (954) 888-9779, respectively.

Participants in the Solicitation

The Company and certain of its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the respective stockholders of the Company in respect of the proposed share exchange agreements under the rules of the SEC. Information about the Company’s directors and executive officers is available in the Company’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended February 29, 2020, as filed with the Securities and Exchange Commission on June 25, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the share exchange agreements when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the Company using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Company Contact:

Monaker Group, Inc.

Richard Marshall

Director of Corporate Development

Tel (954) 888-9779

rmarshall@monakergroup.com